UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.             )

Check the appropriate box:

☐	Preliminary information statement.	☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
☑	Definitive information statement.

ENTORIAN TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF STOCKHOLDERS

8900 Shoal Creek Blvd.

Austin, Texas 78757

DATE FIRST MAILED TO STOCKHOLDERS: November 24, 2008

To the Stockholders of Entorian Technologies Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Entorian Technologies Inc., a Delaware corporation (the “Company”), in connection with action taken by the holders of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated November 6, 2008, an increase in the number of shares of the Company’s authorized common stock reserved for issuance under the Company’s 2003 Stock Option Plan (the “2003 Plan”) by 1,800,000 shares from 15,030,000 shares to 16,830,000 shares (the “Plan Increase”), as reflected in the Amended and Restated 2003 Stock Option Plan (the “2003 Plan”). A copy of the 2003 Plan is attached to this Information Statement as Exhibit A.

Our Board of Directors believes that the 2003 Plan is an integral component of the Company’s benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through the acquisition of the Company’s common stock. In addition, given the recent change in our chief executive officer and chairman of the board, neither of which we anticipated would occur in 2008, we need additional shares of authorized stock in the 2003 Plan to attract and incent these individuals. Finally, our Board of Directors expects the Option Plan to play an important part in employee retention, which is essential for the Company to remain competitive, particularly when many other high-tech companies provide this type of program.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,

Stephan B. Godevais
President and Chief Executive Officer

Austin, Texas

November 20, 2008

INFORMATION STATEMENT

OF

ENTORIAN TECHNOLOGIES INC.

8900 Shoal Creek Blvd.

Austin, Texas 78757

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The actions described in this Information Statement

have already been approved by our majority stockholders.

A vote of the remaining stockholders is not necessary.

General

This Information Statement is being furnished by Entorian Technologies Inc., a Delaware corporation (“we,” “our,” “us,” “Entorian” or the “Company”), in connection with action taken by the holders of a majority of the Company’s issued and outstanding voting securities, approving, by written consent dated November 6, 2008, an increase in the number of shares of the Company’s authorized common stock reserved for issuance under the Company’s 2003 Stock Option Plan (the “2003 Plan”) by 1,800,000 shares from 15,030,000 shares to 16,830,000 shares (the “Plan Increase”), as reflected in the Amended and Restated 2003 Stock Option Plan (the “2003 Plan”). Other than the Plan Increase, there were no changes to the terms or conditions of the 2003 Plan. A copy of the 2003 Plan is attached to this Information Statement as Exhibit A.

Our Board of Directors believes that the 2003 Plan is an integral component of the Company’s benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through the acquisition of the Company’s common stock. In addition, given the recent change in our chief executive officer and chairman of the board, neither of which we anticipated would occur in 2008, we need additional shares of authorized stock in the 2003 Plan to attract and incent these individuals. Finally, our Board of Directors expects the Option Plan to play an important part in employee retention, which is essential for the Company to remain competitive, particularly when many other high-tech companies provide this type of program.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of our common stock entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent. This Information Statement is for informational purposes only, and you need not take any further action in connection with this Information Statement.

This Information Statement is being mailed on or about November 24, 2008 to our stockholders of record as of November 11, 2008 (the “Record Date”). Under federal law governing the taking of stockholder action by written consent, stockholder approval of the Plan Increase will be deemed effective 20 days after the mailing of this Information Statement to our stockholders.

Our principal executive offices are located at 8900 Shoal Creek Blvd., Austin, Texas 78757, and our telephone number is (512) 454-9531.

The Action by Written Consent

On November 6, 2008, Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. (together, “Austin Ventures”), which, as of November 6, 2008, beneficially owned an aggregate of approximately 78% of our common stock delivered to us an executed written consent of stockholders ratifying the Plan Increase (the “Written Consent”). No payment was made to any person or entity in consideration of their executing the Written Consent.

Voting and Vote Required

We are not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“Section 228”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding voting power of the shares of our common stock present and voting on the matter at a meeting would be required to approve the Plan Increase.

As of the close of business of the Record Date, we had 46,836,349 shares of common stock outstanding and entitled to vote on the matters acted upon in the Written Consent. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote. On the Record Date, Austin Ventures, together with its affiliates, beneficially owned, directly and indirectly, 36,481,999 shares, or approximately 78%, of our common stock. Accordingly, the action by Written Consent executed by Austin Ventures pursuant to Section 228 is sufficient to approve the Plan Increase and requires no further stockholder action.

Notice Pursuant to Section 228

Pursuant to Section 228, we are required to provide notice of taking a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Each of our officers and directors is eligible to receive awards under the 2003 Plan.

Dissenters’ Rights of Appraisal

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consent.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Information Statement to you if you write or call the Company at the following addresses or telephone numbers: General Counsel, Entorian Technologies Inc., 8900 Shoal Creek Blvd., Austin, Texas 78757, (512) 454-9531, or Shelton Investor Relations at (972) 385-0286 and www.investors@entorian.com. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact Entorian or Shelton Investor Relations at the respective addresses and telephone numbers set forth above.

APPROVAL OF AMENDMENT TO THE

2003 STOCK OPTION PLAN

On November 6, 2008, our Board of Directors adopted and approved the Plan Increase increasing the number of shares of the Company’s common stock reserved for issuance under the 2003 Plan from 15,030,000 shares to 16,830,000 shares. On November 6, 2008, a majority of consenting stockholders adopted and approved the Plan Increase pursuant to the Written Consent.

Reason for Amendment

Our Board of Directors believes that the 2003 Plan is an integral component of the Company’s benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through the acquisition of the Company’s common stock. In addition, given the recent change in our chief executive officer and chairman of the board, neither of which we anticipated would occur in 2008, we need additional shares of authorized stock in the 2003 Plan to attract and incent these individuals. Finally, our Board of Directors expects the Option Plan to play an important part in employee retention, which is essential for the Company to remain competitive, particularly when many other high-tech companies provide this type of program.

AMENDED AND RESTATED STOCK OPTION PLAN

The benefits or amounts that will be received by or allocated to any executive officers or employees under the Plan Increase are as set forth below.

Name and Position	Dollar Value ($)	Number of Shares
Stephan B. Godevais President and Chief Executive Officer		1,000,000

W. Kirk Patterson Senior Vice President and Chief Financial Officer		0

Stephanie A. Lucie Senior Vice President, General Counsel and Corporate Secretary		0

Executive Group		1,000,000
Non-Executive Director Group		200,000
Non-Executive Officer Employee Group		0

Other awards pursuant to the 2003 Plan may be made to our executive officers, directors and other members of the executive group in the future. Other than the awards set forth in the table above, no awards pursuant to the 2003 Plan have been specifically designated to members of the executive group as of the date of this Information Statement.

Description of the 2003 Plan

The purpose of the 2003 Plan is to advance the interests of our Company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our Company is largely dependent, including our employees and directors.

Eligibility. Awards under the 2003 Plan may be granted to persons selected by the Board of Directors for participation in the 2003 Plan who are directors, officers or other employees of the Company or a parent or subsidiary company of the Company, as well as consultants of the Company, provided that no award will be granted to any otherwise eligible person at a time when the individual would prohibited from participating in the 2003 Plan under applicable law. Approximately 90 individuals are eligible for awards under the 2003 Plan, including our seven non-employee directors and three executive officers.

Administration. The 2003 Plan is administered by our Board of Directors. The Board of Directors determines, from time to time, those of our employees and directors to whom Plan options will be granted, the terms and provisions of the 2003 Plan options, the dates such 2003 Plan options will become exercisable, the number of shares subject to each 2003 Plan option, the purchase price of these shares and the form of payment of the purchase price. All other questions relating to the administration of the 2003 Plan, and the interpretation of the provisions thereof, are to be resolved at the sole discretion of the Board of Directors.

Shares Subject to the 2003 Plan. Pursuant to the Plan Increase, a maximum of 16,830,000 shares of our common stock will be available for awards under the 2003 Plan, subject to adjustment as described below. No more than 16,830,000 shares of our common stock may be made subject to options granted under the 2003 Plan that are intended to be “incentive stock options” within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). If any shares subject to an award granted under the 2003 Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, or if shares of stock are surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, those shares will again be available for awards under the 2003 Plan. Upon the exercise of any award granted under the 2003 Plan in tandem with any other award, the related award will be cancelled to the extent of the number of shares as to which the award is exercised and such shares will not again be available for awards under the 2003 Plan. In the event that the Board of Directors determines that any corporate event, such as a dividend or other distribution, recapitalization, stock split, reorganization, merger, spin-off or the like, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of plan participants, then the Board of Directors will make those adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with future awards, (ii) the number and kind of shares or other property that may be issued under outstanding awards, (iii) the exercise price or purchase price of any outstanding award and (iv) the individual share limitations applicable to awards granted under the 2003 Plan.

Terms of Awards. Plan options granted under the 2003 Plan may either be options qualifying as incentive stock options under Section 422 of the Code, or options that do not so qualify. Any incentive option granted under the 2003 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

The per share purchase price of shares subject to options granted under the 2003 Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment will not change the total purchase price payable upon the exercise in full of options granted under the 2003 Plan. All options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. Previously granted options are subject to early termination in the event of the death or disability of the option holder, or in the instance of options granted to employees, the termination of that employee’s employment with our company.

Amendment; Termination. The Board of Directors may amend, suspend or terminate the 2003 Plan at any time, except that, without the consent of the Company’s stockholders, no amendment shall be made which:

•	increases the total number of shares subject to the 2003 Plan (except in either case in the event of adjustments due to changes in our capitalization);

•	changes the class of persons eligible to receive incentive stock options; or

•	requires the approval of the Company’s stockholders under any applicable law, rule or regulation.

No termination or amendment of the 2003 Plan shall affect any then-outstanding stock option unless expressly provided by the Board. In any event, no termination or amendment of the 2003 Plan may adversely affect any then-outstanding stock option without the consent of the optionee, unless such termination or amendment is required to enable an option designated as an incentive stock option to qualify as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Unless the 2003 Plan is earlier suspended or terminated by the Board of Directors, the 2003 Plan terminates ten years from the date of the 2003 Plan’s adoption. Any termination of the 2003 Plan does not affect the validity of any options previously granted thereunder.

The potential benefit to be received from a Plan option is dependent on increases in the market price of the common stock. The ultimate dollar value of the 2003 Plan options that have been or may be granted under the 2003 Plan is not currently ascertainable. On October 31, 2008, the closing price of our common stock as reported on the Nasdaq Global Market was $0.57. The above description of the 2003 Plan is qualified in its entirety by reference to the full text of the 2003 Plan, a copy of which is attached to this Information Statement as Exhibit A, as well as the terms and conditions of any agreement governing the grant of an award under the 2003 Plan.

TAX ASPECTS

The following discussion applies to the 2003 Plan and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the 2003 Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the 2003 Plan should consult with his or her own tax adviser.

The 2003 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an incentive option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive option over the 2003 Plan option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code.

Upon disposition of stock acquired on exercise of an incentive option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive option) without complying with both of these holding period requirements (“Disqualifying Disposition”), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him or her to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive option is exercised, it may be necessary for the employee to amend his or her return to eliminate the tax preference item previously reported).

We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an incentive option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

With respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2007

We currently maintain two equity compensation plans: the Amended and Restated Entorian Technologies Inc. 2003 Stock Option Plan and the Company’s 2006 Equity-Based Compensation Plan, which provides for the issuance of restricted stock, restricted stock units, stock appreciation rights, bonus stock and other types of equity to our employees, directors and consultants. The following table provides information about the Company’s common stock that may be issued upon the exercise of options under the 2003 Plan, upon the issuance of restricted stock units pursuant to the 2006 Equity-Based Compensation Plan, and the shares of stock issued pursuant to the 2005 Employee Stock Purchase Plan, which purchase plan we terminated, in each case as of December 31, 2007.

	A	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	5,839,255	$3.31	229,111
Equity compensation plans not approved by security holders	0	N/A	N/A
Total	5,839,255	$3.31	229,111

(1)	Excludes RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of October 31, 2008 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the Named Officers in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

Beneficial Owner	Number of Shares Owned(1)	Percent(2)
Austin Ventures(3)	36,481,999	78%
Joseph C. Aragona(4)	36,481,999	78
Wayne R. Lieberman(5)	1,198,350	2.5
W. Kirk Patterson(6)	462,385	*
Stephanie A. Lucie(7)	443,886	*
A. Travis White(8)	215,000	*
Kevin P. Hegarty(9)	70,833	*
Clark W. Jernigan(10)	34,000	*
Joseph A. Marengi(11)	29,166	*
Martin J. Garvin	0	0
Krishna Srinivasan	0	0

All current executive officers and directors as a group (10 persons)	38,935,619	83.1%

*	Less than 1% of the outstanding common stock

1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under the Entorian Technologies Inc. 2003 Stock Option Plan are immediately exercisable, subject to our right to repurchase unvested shares at their initial purchase price, which repurchase rights lapse over a four-year period in most cases.

2)	Percentage ownership is based on 46,831,009 shares of common stock issued and outstanding on October 31, 2008. Shares of common stock, which are currently exercisable or will become exercisable within 60 days after October 31, 2008, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

3)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. The sole general partner of Austin Ventures VII, L.P. is AV Partners VII, L.P. The general partners of AV Partners VII, L.P. are Mr. Aragona, Kenneth P. DeAngelis, John D. Thornton and Blaine F. Wesner. The sole general partner of Austin Ventures VIII, L.P. is AV Partners VIII, L.P. The general partners of AV Partners VIII, L.P. are Mr. Aragona, Kenneth P. DeAngelis, Christopher A. Pacitti, John D. Thornton and Blaine F. Wesner. Each of Messrs. Aragona, DeAngelis, Pacitti, Thornton and Wesner disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of both of these funds is 300 West 6th Street, Suite 2300, Austin, Texas 78701.

4)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. Mr. Aragona is a general partner of each of the sole general partners of Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. and may be deemed to share voting and investment power with respect to all shares held by Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. Mr. Aragona disclaims beneficial ownership of shares held by these funds except to the extent of his pecuniary interest therein.

5)	As of November 6, 2008, which is the date Mr. Lieberman resigned as our President and Chief Executive Officer and from our Board of Directors. Includes 48,813 shares of common stock owned and 1,149,537 vested options.

6)	Includes 12,231 shares of common stock owned, 448,048 vested options and options that vest within the next 60 days and 2,106 restricted stock units that will vest in the next 60 days pursuant to his 2006 and 2007 RSU grants on a net-issuance basis.

7)	Includes 21,749 shares of common stock owned, 420,031 vested options and options that vest within the next 60 days and 2,106 restricted stock units that will vest in the next 60 days pursuant to her 2006 and 2007 RSU grants on a net-issuance basis.

8)	Vested options.

9)	Vested options and options that vest within the next 60 days.

10)	Includes 12,810 shares of our common stock that are held by Mr. Jernigan as custodian for his three minor children under the Uniform Gifts to Minors Act. Mr. Jernigan disclaims beneficial ownership of these shares.

11)	Vested options and options that vest within the next 60 days.

ADDITIONAL INFORMATION ABOUT ENTORIAN

Executive Compensation

The following discussion of executive compensation contains descriptions of various employee benefit plans and employment-related agreements. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the 2003 Plan, a copy of which is attached hereto as Exhibit A, and the agreements, which are filed as exhibits to our 2006 Annual Report on Form 10-K.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation earned by our named executive officers in the fiscal years ending December 31, 2007 and December 31, 2006:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)(4)	All Other Compensation ($) (i)		Total ($) (j)(5)
Wayne R. Lieberman	2007	$338,017	$132,375	$124,383	$23,035	$0	$20,297	(7)	$638,107
Former President and Chief Executive Officer(6)	2006	$309,808	$90,951	$86,321	0	$275,089	$21,504	(7)	$783,673

W. Kirk Patterson	2007	$246,529	$61,460	$56,053	$22,335	$0	$13,500	(9)	$399,877
Senior Vice President and Chief Financial Officer(8)	2006	$225,179	$38,069	$26,472	0	$116,779	$13,200	(9)	$419,699

Stephanie A. Lucie	2007	$230,486	$52,950	$56,053	$39,085	$0	$13,500	(9)	$392,074
Senior Vice President, General Counsel and Corporate Secretary(10)	2006	$214,119	$35,996	$26,472	$2,841	$105,923	$12,847	(9)	$398,198

(1)	In the third and fourth quarters of 2007, the Board of Directors authorized a payment to all eligible employees based on the Company’s work in acquiring and integrating Southland. In 2006, the Company met 98% of its targeted annual adjusted operating income established by the Board of Directors at the beginning of 2006. As a result of this accomplishment, the Board authorized a payment to all employees of the Company based on the ratio of the 2006 full-year adjusted operating income to the 2006 adjusted operating income annual target.

(2)	Restricted stock unit grants made in 2006 and 2007, subject to four-year vesting. The executives will forfeit these grants upon termination of employment prior to the vesting date. The amounts shown set forth the FAS 123R expense recognized by the Company.

(3)	Grants of options to purchase common stock, which are subject to four-year vesting. The executives will forfeit these grants upon termination of employment prior to the vesting date. The total shown includes the FAS 123R expense recognized by the Company for unvested equity awards.

(4)	No bonuses were paid pursuant to the Company’s 2007 Bonus Incentive Plan.

(5)	Includes matched contributions under our 401(k) plan.

(6)	The base salary for Mr. Lieberman in 2008 was $350,000. He resigned as our President and Chief Executive Officer on November 6, 2008.

(7)	For 2007, includes $13,500 in matched contributions under our 401(k) Plan and $6,798 for reimbursement of life insurance as set forth in Mr. Lieberman’s employment agreement. For 2006, includes $13,200 in matched contributions under our 401(k) plan and $8,304 for reimbursement of life insurance as set forth in Mr. Lieberman’s employment agreement.

(8)	The current base salary for Mr. Patterson is $260,000.

(9)	The total shown includes the FAS 123R expense recognized by the Company for unvested equity awards.

(10)	The current base salary for Ms. Lucie is $240,000.

Non-Equity Incentive Plan Compensation. Included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table are variable-performance awards that have typically been paid in quarterly cash payments based on the preceding quarterly results in accordance with the Company’s bonus incentive plans, one of which has been adopted at the beginning of each year to apply for that year. These payments, when the criteria are satisfied, generally have been paid out within 40 days after the end of a quarterly period. In 2006, the Compensation Committee adopted the 2006 Bonus Incentive Plan (“2006 Bonus Plan”).

There were two parts of the 2006 Bonus Plan. The first part covered employees who were at or below the manager level. Bonuses paid to these employees were based on the Company meeting certain corporate goals as determined by the Chief Executive Officer at the beginning of each calendar quarter. As long as Adjusted Operating Income, which was defined as pro forma operating income plus the expense of the Bonus Plan, was positive for the quarter, employees in this group were paid up to 18% of their quarterly base salary based on the goal achievement set forth above. The second part of the Bonus Plan covered director-level employees, vice presidents and the President/Chief Executive Officer, with each named executive officer eligible to receive up to the percentage of his or her base salary as set forth below.

The bonuses paid were based on Adjusted Operating Income, with the quarterly targets set by the Board of Directors on a quarterly basis. The Company must have achieved at least 75% of a quarterly target in order for any bonus to be paid for that quarter, although the Board could waive this 75% threshold in a quarter, as it deemed appropriate. The payments were scaled from a 75% payout for achieving 75% of the Adjusted Operating Income target, to a 100% payout for achieving 100% or more of the quarterly target. If the Adjusted Operating Income for the year was between 75%—100% of the annual target, the fourth quarter bonus was calculated to achieve the greater of: 1) the amount as determined under the same process as the first three quarters, or 2) the amount required to achieve a full-year payout equal to the ratio of the full-year Adjusted Operating Income to the Adjusted Operating Income annual target. If Adjusted Operating Income for the year was between 100%—120% of the annual target, a pool of 5% of the incremental amount (from 100% to 120%) was established and paid as an additional part of the fourth quarter bonus. For Adjusted Operating Income greater than 120% of the annual target, a pool of 10% of the incremental amount (over 120%) would established and paid as an additional part of the fourth quarter bonus.

The Board of Directors adopted the 2007 Bonus Incentive Plan (the “2007 Bonus Plan”), in large part based on the 2006 Bonus Plan. The 2007 Bonus Plan was the same as the 2006 Bonus Plan, until November 1, 2007, when the Board amended it to provide that bonuses would be paid to all employees based on the same criteria. Following the amendment, bonuses were based on Adjusted Operating Income, which was defined as Pro Forma Operating Income, excluding (i) bonus expense for the fourth quarter; (ii) earn-out expenses associated with the Southland acquisition; and (iii) Southland integration costs. Pro Forma Operating Income was defined as operating income as reported under generally accepted accounting principles (GAAP), less amortization of acquisition intangibles and stock option compensation expense. The Company must have achieved the quarterly threshold in order for any bonus to be paid for that quarter, although the Board could waive this threshold in a quarter, as it deemed appropriate. The payment was scaled from a 75% payout for achieving the quarterly threshold, to a 100% payout for achieving 100% or more of the quarterly target. The Board of Directors determined the quarterly threshold and quarterly target for the fourth quarter. No payments were made under this plan for 2007.

Other Payments. For 2006, the Company met 98% of its targeted annual adjusted operating income established by the Board of Directors at the beginning of 2006. As a result of this accomplishment, the Board authorized a payment to all employees of the Company based on the ratio of the 2006 full-year adjusted operating income to the 2006 adjusted operating income annual target.

On November 1, 2007, the Board of Directors approved a payment for the third quarter of 2007 based on the Company’s acquisition of Southland, its ongoing integration efforts, as well as its performance in a time of transitioning the Company’s business model. The Board approved a payout of 100% based on the payout percentages of each eligible employee as set forth in our 2007 Bonus Plan. On February 1, 2008, the Board of Directors approved a payment for the fourth quarter of 2007 based on the Company’s acquisition and integration activities, as well as other factors. The Board approved a payout of approximately 25% based on the payout percentages of each eligible employee as set forth in the Company’s 2007 Bonus Plan.

The bonus targets for our executive officers are as follows:

Name	Percentage of Base Salary
Wayne R. Lieberman	120%
W. Kirk Patterson	75%
Stephanie A. Lucie	70%

In 2007, we paid out the following bonuses to our executive officers:

Name	Q1	Q2	Q3	Q4	Total
Mr. Lieberman	0	0	$105,000	$27,375	$132,375
Mr. Patterson	0	0	$48,750	$12,710	$61,460
Ms. Lucie	0	0	$42,000	$10,950	$52,950

We do not provide perquisites to our executive officers.

Outstanding Equity Awards at Year-End Table

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2007 with respect to the named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)(3)
Wayne R. Lieberman(4)	650,682	356,825	356,825	$2.70	5/16/2015	—	—	42,188	$82,688
	0	80,000	80,000	$2.73	5/11/2017	—	—	75,000	$147,000

W. Kirk Patterson	302,835	0	0	$0.67	11/17/2013	—	—	12,938	$25,358
	27,072	0	0	$0.67	11/19/2013	—	—	23,000	$45,080
	37,517	0	0	$1.97	11/19/2013
	50,000	0	13,542	$4.02	1/12/2015
	0	80,000	80,000	$2.73	5/11/2017

Stephanie A. Lucie	268,750	0	0	$8.37	12/18/2013	—	—	12,938	$23,358
	93,735	0	25,387	$4.02	1/12/2015	—	—	23,000	$45,080
	2,333	4,667	4,667	$6.09	8/3/2016
	0	140,000	140,000	$2.73	5/11/2017

1.	All options vest over four years, with a one-year cliff and monthly vesting thereafter.

2.	All restricted stock units vest over four years, with a one-year cliff and quarterly vesting thereafter.

3.	Based on the closing price of the Company’s common stock on December 31, 2007 of $1.96. This market value represents the aggregate value of the award, which vests over four years.

4.	Mr. Lieberman resigned as our President and Chief Executive Officer on November 6, 2008.

Amended and Restated 2003 Stock Option Plan

A description of the 2003 Plan is provided under the caption “Amended and Restated Stock Option Plan” above.

2006 Equity-Based Compensation Plan

In 2006, our Board of Directors and stockholders adopted our 2006 Equity-Based Compensation Plan (the “Equity Plan”). Our Board of Directors has appointed the Compensation Committee to administer this plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to take action. Any individual who provides services to the Company or its subsidiaries, including independent directors of and consultants for the Company and who is designated by the Committee to receive an award is eligible to participate.

A participant under this plan is eligible to receive an award pursuant to its terms and subject to any limitations imposed by appropriate action of the Compensation Committee. No Award may be granted if the award relates to a number of shares of common stock that exceeds the number of shares that remain available under this plan minus the number of shares issuable in settlement of or relating to outstanding awards. In addition, in any 12-month period established by the Compensation Committee, no award may be granted for purposes of Section 162(m) of the Code for more than 100,000 shares (subject to any adjustment due to recapitalization or reorganization permitted) and no payment may be made in excess of $700,000 with respect to awards that are not related to common stock. As of September 30, 2008, we had remaining 177,295 shares of common stock available for issuance under this plan.

We may issue stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents and other stock-based awards pursuant to this plan. Upon a change in control of the Company (as this term is defined in the Equity Plan), outstanding awards will vest and become fully exercisable.

Retirement Benefits

We do not maintain a defined benefit pension plan that covers members of senior management. We do offer a 401(k) plan and a retiree medical policy, both of which are described in more detail below.

Entorian 401(k) Plan. Retirement benefits to our senior management, including the named executive officers, are the same as provided to all employees and are provided through the Staktek Group L.P. 401(k) Plan and Trust (the “Entorian Plan”). This plan is a tax-qualified profit-sharing and 401(k) plan. This plan has one primary component, which is a Company match of $1 up to the first 6% of the employees’ pre-tax deferrals under this plan. The amount matched by the Company for each executive officer in 2007 is as set forth below:

Name	Company Matching
Wayne R. Lieberman	$13,500
W. Kirk Patterson	$13,500
Stephanie A. Lucie	$13,500

Southland 401(k) Plan. We also maintain the Southland 401(k) Employees Savings Plan, which we acquired with the Southland acquisition (the “Southland Plan”). Under the provisions of the Southland Plan, we made a contribution for 2007 in the amount of $28,000. We merged the Southland Plan into our Entorian Plan effective March 3, 2008.

Pension Benefits

We do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Non-Qualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control and Employment Contracts

We have entered into executive employment agreements with Mr. Godevais, Mr. Patterson and Ms. Lucie.

On November 6, 2008, we entered into an executive employment agreement with Mr. Godevais with a third-year term. In the event of his termination without cause (as defined in his employment agreement) or resignation for good reason (also as defined in his employment agreement), Mr. Godevais is entitled to receive: (i) severance of the total of his base salary and bonuses received over the previous 12 months, paid out over the 12 months following his termination on our regular payroll periods; (ii) 50% acceleration of his unvested options to purchase our common stock; (iii) a lump-sum payment of one year of the costs of his medical coverage that was provided by the Company until his termination; and (iv) an extended exercise period of 18 months from the date of his termination to exercise his vested stock options.

In November 2003, we entered into an executive employment agreement with Mr. Patterson for the position of Vice President and Chief Financial Officer, and in December 2003 we entered into an executive employment agreement with Ms. Lucie for the position of Vice President, General Counsel and Secretary. These agreements provided for an initial employment term of two years, subject to successive one-year renewal periods following the expiration of the initial term, but each agreement could be terminated by either party, with or without cause, upon 30 days’ prior written notice, subject to certain severance and non-competition obligations. The agreements also provided that in the event their employment was terminated without cause, as defined in each employment agreement, Mr. Patterson and Ms. Lucie were entitled to 12 months of base salary and 12 months of accelerated vesting of their initial stock option grants. These employment agreements included an agreement by each executive not to compete with us for a period of 12 months following the termination of employment. In October 2005, we amended these agreements to reflect the promotion of each of Mr. Patterson and Ms. Lucie to Senior Vice President, to reflect an increase in their base compensation, and to extend the term of each agreement for two years from the amendment date. In May 2007, we amended these agreements to provide for the vesting of certain stock options in the event of a change of control; to include the definition of ‘good reason’ in the event of a termination without cause; to allow for an additional three month to exercise options following termination; as well as to include certain language to address Section 409A of the Code. In March 2008, we amended these agreements to include certain language to address Section 409A of the Code, and these agreements were extended for an additional two-year term.

Compensation Committee Interlocks and Insider Participation

Joseph C. Aragona, Harvey B. Cash, Clark W. Jernigan (Chair) and A. Travis White each served as members of our Compensation Committee in 2007. No member of our Compensation Committee was an employee of the Company in 2007 or has ever been an officer of the Company. Our current Compensation Committee consists of Martin J. Garvin, Clark W. Jernigan and Krishna Srinivasan. No member of our Compensation Committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Director Compensation

Compensation for certain directors is a combination of cash and equity-based compensation. Joe Aragona, a general partner of Austin Ventures, Clark Jernigan, a venture partner with Austin Ventures, and Krishna Srinivasan, a partner with Austin Ventures, do not receive any compensation for their Board activities. Joe Marengi, our chairman of the board, receives a base salary of $60,000 to serve as chairman, in addition to standard board retainer and meeting fees. Independent directors who receive compensation for their Board positions may not receive consulting, advisory or other compensatory fees from the Company in addition to their Board compensation. The following table sets forth the cash compensation currently payable to directors, other than Entorian employees, Mr. Aragona, Mr. Jernigan and Mr. Srinivasan:

Annual Director Retainer	$25,000
Audit Chairperson Annual Retainer	$15,000
Nominating and Governance Chairperson Annual Retain	$7,500
Board Meeting Attendance Fees (per meeting, in person)	$1,500
Committee Meeting Attendance Fees (per meeting, in person)	$750
Board and Committee Meeting Telephonic Attendance Fees (per meeting, in person)	$500

In addition, certain directors receive an option to purchase 100,000 shares of Entorian common stock upon becoming a director, with 25% vesting after one year and the reminder vesting equally over the following 36 months. Upon re-election, independent directors do not receive additional options to purchase common stock.

The table below sets forth the compensation paid to our directors in 2007.

Name (a)	Fees Earned or Paid in	Stock Awards ($)(c)	Option Awards ($)(d)	All Other Compensation ($)(g)	Total ($)(h)
Joseph Aragona	$0	0	$0	0	$0
Harvey B. Cash(1)	$29,750	0	$0	0	$29,750
Kevin Hegarty(2)	$30,500	0	$0	0	$30,500
Clark Jernigan	$0	0	$0	0	$0
Wayne Lieberman(3)	$—	—	$—	—	$—
Joseph Marengi(4)	$6,000	0	$11,646	0	$17,646
Travis White(5)	$45,750	0	$0	0	$45,750

1.	On November 11, 2003, Mr. Cash received a stock option grant to purchase 100,000 shares of common stock of the Company when he joined the Board of Directors, which was granted at $1.44 per share. This grant became 215,000 shares to purchase common stock when the Company effected a 2.15-to-1 stock split in 2004. This grant has a one-year cliff and monthly vesting thereafter. Mr. Cash has not received any other equity grants from the Company. Mr. Cash retired from the Board of Directors on April 17, 2008.

2.	On February 21, 2006, Mr. Hegarty received a stock option grant to purchase 100,000 shares of common stock of the Company when he joined the Board of Directors, which was granted at $6.09 per share. On November 6, 2008, Mr. Hegarty received a stock option grant to purchase 100,000 shares of common stock of the Company, which was granted at $0.54 per share. Both of these grants have a one-year cliff and monthly vesting thereafter.

3.	See the Summary Compensation Table for Mr. Lieberman, who was an executive officer of the Company. Mr. Lieberman resigned from the Board of Directors on November 6, 2008.

4.	On October 15, 2007, Mr. Marengi received a stock option grant to purchase 100,000 shares of common stock of the Company when he joined the Board of Directors, which was granted at $3.41 per share. This grant has a one-year cliff and monthly vesting thereafter. Mr. Marengi was elected Chairman of the Board on November 6, 2008, and received a stock option grant to purchase 200,000 shares of the common stock of the Company, which grant has a one-year cliff and monthly vesting thereafter. In addition, he will receive a stock option grant to purchase 200,000 shares of the common stock of the Company following the distribution of this Information Statement, which grant will have a one-year cliff and monthly vesting thereafter.

5.	On November 19, 2003, Mr. White received a stock option grant to purchase 100,000 shares of common stock of the Company when he joined the Board of Directors, which was granted at $1.44 per share. This grant became 215,000 shares to purchase common stock when the Company effected a 2.15-to-1 stock split in 2004. This grant has a one-year cliff and monthly vesting thereafter. The fair market value of the Company’s common stock on the date of grant was determined to be $4.24 per share. As a result and in accordance with Section 409A of the Internal Revenue Code, in December 2006, the Company and Mr. White entered into an amendment of this grant, postponing the exercise of the portion of the option that was unvested on December 31, 2004 until the earlier of (i) the termination of Mr. White’s service for any reason other than for cause; (ii) ten days prior to a change in control; and (iii) January 1, 2013. On April 21, 2008, Mr. White received a stock option grant to purchase 100,000 shares of common stock of the Company, which was granted at $1.25 per share, which grant has a one-year cliff and monthly vesting thereafter.

WHERE YOU CAN FIND

MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

By order of the Board of Directors,

Stephan B. Godevais
President and Chief Executive Officer

Austin, Texas

November 20, 2008

EXHIBIT A

ENTORIAN TECHNOLOGIES INC.

AMENDED AND RESTATED

2003 STOCK OPTION PLAN

As amended on November 10, 2003, August 8, 2005,

August 30, 2007, February 28, 2008, April 17, 2008

and November 6, 2008 (and split adjusted on January 16, 2004)

1. Establishment, Purpose and Term of Plan.

1.1 Establishment. The Staktek Holdings, Inc. 2003 Stock Option Plan (the “Plan”) was established effective as of July 7, 2003, was amended effective as of November 10, 2003, August 8, 2005, August 30, 2007, February 28, 2008, April 17, 2008 and November 6, 2008.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2. Definitions and Construction.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Cause” shall mean any of the following: (i) the Optionee’s theft of Company property or falsification of any Participating Company documents or records; (ii) the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Optionee which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Optionee’s failure or inability to perform any reasonable assigned duties or the breach by Optionee of any duties to the Company or its stockholders; (v) any breach by the Optionee of any employment or service agreement between the Optionee and a Participating Company; or (vi) the Optionee’s conviction (including any plea of guilty or no contest) of any felony, criminal fraud, theft or crime of moral turpitude.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(e) “Company” means Entorian Technologies Inc., a Delaware corporation, or any successor corporation thereto.

(f) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(g) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(h) “Disability” means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

(i) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(l) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(m) “Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(n) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(o) “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(p) “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

(q) “Optionee” means a person who has been granted one or more Options.

(r) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(s) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(t) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(u) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(v) “Securities Act” means the Securities Act of 1933, as amended.

(w) “Service” means an Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. An Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee’s Service shall be deemed to have terminated unless the Optionee’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee’s Option Agreement. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(x) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(y) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(z) “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

3.2 Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(e) to approve one or more forms of Option Agreement;

(f) to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

(g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with the Participating Company Group;

(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

(i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be sixteen million, eight hundred thirty thousand (16,830,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee’s exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5. Eligibility and Option Limitations.

5.1 Persons Eligible for Options. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

5.2 Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3 Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6. Terms and Conditions of Options.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) provided that the Optionee is an Employee and in the Company’s sole discretion at the time the Option is exercised, by delivery of the Optionee’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Optionee shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(iii) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4 Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Optionee.

6.5 Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

(i) Disability. If the Optionee’s Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Optionee’s Service with the Participating Company Group terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months (or such other period of time as determined by the Board, in its discretion) after the Optionee’s termination of Service (unless the termination was for Cause).

(iii) Cause. If the Optionee’s Service with the Participating Company Group is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv) Other Termination of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

6.7 Transferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.

7. Standard Forms of Option Agreement.

7.1 Option Agreement. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms.

8. Change in Control.

8.1 Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2 Effect of Change in Control on Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, the exercisability and vesting of each outstanding Option shall accelerate in full and shall become fully vested and exercisable as of the date ten (10) days prior to the date of the Change in Control, provided that the Optionee’s Service has not terminated prior to such date. The exercise or vesting of any Option and the acquisition of any shares upon the exercise thereof that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.

9. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

10. Compliance with Securities Law. The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

11. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

12. Stockholder Approval. The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be.